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                               PEDIANET.COM, INC.
                         2001 STOCK COMPENSATION PROGRAM

                  (1) Purposes. This PediaNet.com, Inc. 2001 Stock Compensation Program (this "Program") is intended to secure for PediaNet.com, Inc., a Georgia corporation ("PediaNet"), and its stockholders, the benefits arising from ownership of PediaNet's common stock, par value $.001 per share ("Common Stock"), by those selected key employees, and advisors and consultants, of PediaNet, and by those selected key employees, and advisors and consultants, of each subsidiary corporation (as the term "subsidiary corporation" is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended [the "Code"]) of PediaNet (PediaNet and each such subsidiary corporation being referred to herein collectively as the "Corporation"), who are largely responsible for the success and future growth of the Corporation. This Program is designed to help attract and retain superior personnel, and to provide such key employees, and advisors and consultants, with an additional incentive to contribute to the success of the Corporation.

         (2) Elements of this Program. To maintain flexibility in the grant of benefits, this Program is comprised of the following four parts: (a) an Incentive Stock Option Plan (the "Incentive Plan") which provides for the grant of Incentive Stock Options, (b) a Nonqualified Stock Option Plan (the "Nonqualified Plan") which provides for the grant of Nonqualified Stock Options,
(c) a Stock Appreciation Rights Plan (the "SAR Plan") which provides for the grant of Stock Appreciation Rights ("SARs"), and (d) a Stock Bonus Plan (the "Stock Plan") which provides for the grant of bonuses in the form of Common Stock ("Stock Bonuses"). Copies of the Incentive Plan, the Nonqualified Plan, the SAR Plan, and the Stock Bonus Plan are attached to this Program as Part I,
Part II, Part III, and Part IV, respectively (individually a "Plan," and collectively the "Plans"). The grant of an Incentive Stock Option, a Nonqualified Stock Option, an SAR, or a Stock Bonus under any one Plan shall not be construed to prohibit the grant of an Incentive Stock Option, a Nonqualified Stock Option, an SAR, or a Stock Bonus under any of the other Plans.

         (3) Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, the Plans shall be subject to the General Provisions of this Program set forth below under the heading "General Provisions of this Program."


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                       GENERAL PROVISIONS OF THIS PROGRAM

                                    Article I

         (1) The Committee. This Program shall be administered by a committee of two or more members of the Board of Directors of PediaNet (the "Board of Directors") who shall be appointed by the Board of Directors from time to time (the "Committee"). Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "Outside Director" as defined in Treasury Department Regulation ss.1.162-27(e)(3) which interprets
Section 162(m) of the Code. The Committee shall serve at the pleasure of the Board of Directors, and shall have such powers as the Board of Directors may from time to time confer upon it; provided, however, that the Committee shall be so constituted, and shall have such powers at all times, as to permit this Program to comply with Rule 16b3, Section 162(m) of the Code and, to the extent appropriate, Section 422 of the Code. Subject to this Article I, the Committee shall have sole and complete authority to (a) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the operation of this Program as it shall from time to time deem advisable, (b) interpret the terms and provisions of this Program and the Plans, and (c) correct any defect, supply any omission, or reconcile any inconsistency in this Program and/or the Plans. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation, or effect of this Program or the Plans shall be conclusive and binding upon all participants therein and any person claiming under or through any participant.

         (2) Compensation and Advisors. No member of the Committee shall receive any compensation for his services as a member of the Committee, but all expenses and liabilities any member of the Committee incurs in connection with the administration of this Program shall be borne by PediaNet. The Committee may employ such attorneys, consultants, appraisers, brokers, and other persons as the Committee deems necessary, and the Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions, and evaluations of any such persons.

         (3) Liability of Committee Members. No member of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member of the Committee or by any officer, agent, or employee of the Corporation, nor for anything done or omitted to be done by any such member or other person, nor shall any member of the Committee be liable for any act or action, whether of commission or omission, or for anything done or omitted to be done by himself, except to the extent resulting from such member's own gross negligence or willful misconduct.

         (4) Action by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting of the Committee at which a quorum is present, and the acts approved in writing by all of the members of the Committee without a

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meeting, shall constitute the acts of the Committee. The Committee shall keep minutes of its meetings, and of action taken by it without a meeting.

                                   Article II

         Additional Authority of the Committee. Subject to the other provisions of this Program, the Committee, in addition to those powers granted to it pursuant to Article I hereof, shall have the authority to (1) determine the employees, advisors, and consultants of the Corporation to whom Incentive Stock Options, Nonqualified Stock Options, SARs, and/or Stock Bonuses shall be granted under this Program; (2) determine the time or times at which such Options, SARs, and/or Stock Bonuses shall be granted under this Program; (3) determine the number of shares granted subject to any such Option or SAR, and pursuant to any Stock Bonus, under this Program, as well as the option price, and the duration of each such Option and SAR, and any other terms and conditions of such Options, SARs, and Stock Bonuses; (4) make any other determinations necessary or advisable for the administration of this Program; and (5) do everything necessary or appropriate to administer this Program.

                                   Article III

         Maximum Number of Shares Subject to this Program. The maximum aggregate number of shares of Common Stock available pursuant to this Program, subject to adjustment as provided in Article VI hereof, shall be 15,000,000 shares; provided, however, that in no event shall the maximum aggregate number of shares of Common Stock available pursuant to this Program, subject to adjustment as provided in Article VI hereof, available for key employees, and advisors and consultants, employed by, affiliated with, or serving with drpaula.com, Inc., a subsidiary corporation of PediaNet, be less than 10,000,000 shares. All such shares may be issued under any Plan. If any of the Incentive Stock Options, Nonqualified Stock Options, and SARs granted under this Program expire or terminate for any reason before they have been exercised in full, the shares subject to those expired or terminated Options and/or SARs shall again be available for the purposes of this Program, and if any stock granted to a recipient as a Stock Bonus is forfeited, the shares of Common Stock so forfeited shall again be available for purposes of this Program.

                                   Article IV

         Eligibility and Participation. All key employees, and advisors and consultants, of the Corporation shall be eligible for selection by the Committee to participate in this Program. Notwithstanding the foregoing, no member of the Committee shall be eligible to participate in this Program during the time such person is a member of the Committee. Except as otherwise provided in any Plan, no employee, advisor, or consultant shall be granted Incentive Stock Options, Nonqualified Stock Options, SARs, or Stock Bonuses for more than 1,000,000 shares in any calendar year during the term of this Program.

                                    Article V

         Effective Date and Term of this Program. This Program shall become effective upon the date of its adoption by the Board of Directors or its approval by the stockholders of PediaNet, whichever is earlier, which approval shall comply with all applicable provisions of PediaNet's Certificate of Incorporation, bylaws, and the laws of the State of Georgia prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options, and such stockholder approval shall be taken within 12 months before or after the adoption of this Program by the Board of Directors; provided, however, that Incentive Stock Options, Nonqualified Stock Options, SARs, and Stock Bonuses may be granted under this Program prior to obtaining stockholder approval of this Program so long as such Options, SARs, and Stock Bonuses are contingent upon such stockholder approval being obtained, and may not be exercised (or the shares of Common Stock resold, as to shares granted under the Stock Bonus Plan) prior to such stockholder approval. Notwithstanding the foregoing, in no event shall this Program become effective, unless the Board of Directors and the stockholders of PediaNet cause PediaNet's Certificate of Incorporation to be amended to provide for the authorization of not less than 125,000,000 shares of Common Stock. Subject to the immediately preceding sentence, this Program shall continue in effect for a term of 10 years from the date of its adoption by the Board of Directors, or the date of stockholder approval, whichever is earlier, unless sooner terminated by the Board of Directors.

                                   Article VI

         Adjustments. Subject to the provisions of Article XVII and Article XVIII hereof, if the number of issued and outstanding shares of Common Stock of PediaNet is hereafter increased, decreased, changed into, or exchanged for, a different number or kind of shares or securities through a merger, a consolidation, a combination, an exchange of shares, or any other reorganization, or through a recapitalization, a reclassification, a stock dividend, a stock split, or a reverse stock split, an appropriate and proportionate adjustment shall be made by the Committee in the maximum number and kind of shares as to which Incentive Stock Options, Nonqualified Stock Options, SARs, and Stock Bonuses may be granted under this Program. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options and SARs, and the number of shares granted pursuant to Stock Bonuses, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Incentive Stock Options and Nonqualified Stock Options shall be made without change in the aggregate option price applicable to the unexercised portion of such Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. In making any adjustment pursuant to this
Article VI, any fractional shares shall be disregarded.

                                   Article VII

         Termination and Amendment of this Program. The Board of Directors may at any time terminate this Program, amend its terms, or suspend it, and no Incentive Stock Option, Nonqualified Stock Option, SAR, or Stock Bonus shall be granted after the termination or suspension of this Program. No termination, amendment, or suspension of this Program shall, without the consent of the person who has received an Incentive Stock Option, Nonqualified Stock Option, SAR, or Stock Bonus, alter or impair any of that person's rights or obligations under any such Option, SAR, or Stock Bonus granted under this Program prior to such termination, amendment, or suspension.

                                  Article VIII

         Reservation of Shares of Common Stock. Subject to the amendment of PediaNet's Certificate of Incorporation referred to in Article V hereof, PediaNet shall, at all times during the term of this Program, reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Program.

                                   Article IX

         Tax Withholding. The exercise of any Incentive Stock Option, Nonqualified Stock Option, or Tandem SAR (as the term "Tandem SAR" is described in the SAR Plan), the grant of any Stock Bonus, and the payment with respect to any Naked Right (as the term "Naked Right" is described in the SAR Plan) under this Program are subject to the condition that, if at any time the Committee shall determine, in its sole discretion, that the satisfaction of withholding tax or other withholding liability under any Federal, State, or local law is necessary or desirable as a condition of, or in any connection with, such exercise, grant, or payment, then, in such event, the exercise of such Option or Tandem SAR, the grant of such Stock Bonus, the payment with respect to any Naked Right, or the elimination of the risk forfeiture relating to such Stock Bonus, shall not be effective unless such withholding tax or other withholding liability shall have been satisfied in a manner acceptable to the Committee.

                                    Article X

         Employment or Affiliation. Nothing in this Program shall give to any person any right to continued employment by, or affiliation or service with the Corporation, or limit in any way the right of the Corporation at any time to terminate or alter the terms of that employment, affiliation, or service.

                                   Article XI

         Investment Letter, Restrictions on Obligation of PediaNet to Issue Securities, Restrictive Legend. Any person acquiring shares of Common Stock or other securities of PediaNet pursuant to this Program, as a condition precedent thereto may be required by the Committee to submit a letter to PediaNet stating that the shares of Common Stock or other securities are being acquired for investment and not with a view to the distribution thereof. PediaNet shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to this Program unless, on the date of sale and issuance thereof, the offer and sale of the shares of Common Stock or other securities are either registered under the Securities Act of 1933, as amended, and all applicable State securities laws, or exempt from registration thereunder. All shares of Common Stock and other securities issued pursuant to this Program shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto, if any, including those imposed by Federal and State securities laws.

                                   Article XII

         Covenant Against Competition. The Committee shall have the right to condition the grant of any Incentive Stock Option, Nonqualified Stock Option, SAR, or Stock Bonus under this Program on the recipient's execution and delivery to PediaNet of an agreement not to compete with the Corporation during the recipient's employment, affiliation, or service with the Corporation, and for a period of up to three years thereafter. Such covenant against competition shall be in a form satisfactory to the Committee.

                                  Article XIII

         Rights Upon Termination of Employment. If a recipient of an Incentive Stock Option, a Nonqualified Stock Option, an SAR, or a Stock Bonus, ceases to be employed by, affiliated with, or serving with the Corporation for any reason other than death or disability, or if any other provision of this Program provides for earlier termination, then, unless such recipient continues to provide services for the Corporation in another capacity (such as an employee becoming a consultant):

                  (1) All Incentive Stock Options, Nonqualified Stock Options, and Tandem SARs (a) shall terminate immediately if the recipient's employment, affiliation, or service is terminated for cause (as the term "cause" is defined in this Article XIII), and (b) in all other circumstances may be exercised, to the extent exercisable on the date of termination of such employment, affiliation or service, until three months after the date of termination of employment, affiliation, or service;

         (2) All Naked Rights not vested on the date of termination of employment, affiliation, or service shall terminate immediately; and

         (3) All Stock Bonuses which are subject to forfeiture shall be forfeited as of the date of termination of employment, affiliation, or service.

For purposes of this Program, the term "cause" shall have the meaning ascribed to it in the subject recipient's employment or consulting agreement with the Corporation, or if such person is not a party to an employment or consulting agreement with the Corporation, or if such agreement does not define the term "cause" in connection with the termination of employment, affiliation, or service, the term "cause" shall mean, in each case as determined by the Committee (a) fraud, misappropriation, embezzlement, or willful and material damage of or to any property of the Corporation; (b) the conviction of any crime (whether or not involving the Corporation) which constitutes a felony in the jurisdiction involved; (c) malfeasance or nonfeasance in the performance by the employee, advisor, consultant, or director of his duties; (d) the failure or refusal of such recipient to perform his duties in accordance with the reasonable directions given by the Board of Directors; (e) a material breach of any applicable employment or consulting agreement or proprietary information and inventions agreement with the Corporation; or (f) the commission of any material act of dishonesty involving the Corporation, or the disclosure of any confidential information of the Corporation in an unauthorized manner.

                                   Article XIV

         Rights Upon Disability. If a recipient becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by, affiliated with, or serving with the Corporation, then, unless any other provision of this Program provides for earlier termination:

         (1) All Incentive Stock Options, Nonqualified Stock Options, and Tandem SARs may be exercised, to the extent exercisable on the date of termination of employment, affiliation, or service, at any time within one year after the date of termination of employment, affiliation, or service due to disability unless any other provision of this Program provides for earlier termination;

         (2) All Naked Rights not vested on the date of termination of employment, affiliation, or service shall terminate immediately; and

         (3) All Stock Bonuses which are subject to forfeiture shall be forfeited as of the date of the termination of employment, affiliation, or service.

                                   Article XV

         Rights Upon Death. If a recipient dies while employed by, affiliated with, or serving with the Corporation:

         (1) All Incentive Stock Options, Nonqualified Stock Options, and Tandem SARs may be exercised, to the extent exercisable on the date of death, at any time within one year after the date of such termination due to death unless any other provision of this Program provides for earlier termination;

         (2) All Naked Rights not vested on the date of death shall terminate immediately; and

         (3) All Stock Bonuses which are subject to forfeiture shall be forfeited as of the date of death.

                                   Article XVI

         Nontransferability. Incentive Stock Options, Nonqualified Stock Options, and SARs granted under this Program may not be sold, pledged, assigned, or transferred in any manner by the recipient other than by will or by the laws of descent and distribution, and such Options and any Tandem SARs shall be exercisable (1) during the recipient's lifetime, only by the recipient, and (2) after the recipient's death, only by the estate of the decedent, or by a person who acquired the right to exercise such Option or Tandem SAR by bequest or inheritance or by reason of the death of the decedent. The designation of a beneficiary by a recipient does not constitute a transfer. Except as otherwise provided in this Program, any attempt to sell, pledge, assign, or otherwise transfer Incentive Stock Options, Nonqualified Stock Options, and SARs granted under this Program shall be null and void and of no force or effect.

                                  Article XVII

         Change in Control. The Committee shall have the authority to provide, either at the time an Incentive Stock Option, a Nonqualified Stock Option, an SAR, or a Stock Bonus is granted or thereafter, that such Option or SAR shall become fully exercisable upon the occurrence of a Change in Control Event (as the term "Change in Control Event" is defined in this Article XVII), or that all restrictions on transferability and risks of forfeiture pertaining to such Stock Bonus shall lapse upon the occurrence of a Change in Control Event. As used in this Program, a "Change in Control Event" means (1) the approval by the stockholders of PediaNet of (a) any consolidation or merger of PediaNet in which the holders of voting stock of PediaNet immediately before the consolidation or merger will not in the aggregate own 50% or more of the voting shares of the continuing or surviving corporation immediately after such consolidation or merger, (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of PediaNet, (2) the acquisition by any person or group of persons (within the meaning of Section 13(a)(3) of the Exchange Act) of the direct or indirect beneficial ownership (within the meanings of Section 13(d) of the Exchange Act and Regulation 13DG thereunder) of 20% or more of the then outstanding Common Stock of PediaNet, or (3) if individuals who, as of the date of adoption of this Program, are members of the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least 50% of the Board of Directors; provided, however, that, if the election, or nomination for election, by PediaNet~s stockholders of any new director was approved by a vote of at least 50% of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

                                  Article XVIII

         Mandatory Exercise. Upon the occurrence of or in anticipation of a contemplated Change in Control Event, PediaNet may give a holder of an Incentive Stock Option, a Nonqualified Stock Option, or a Tandem SAR written notice requiring such person either (1) to exercise within 30 days after receipt of the notice each such Option and SAR to the fullest extent exercisable at the end of that 30-day period, or (2) to surrender such Option or SAR or any unexercised portion thereof. Any portion of such Incentive Stock Option, Nonqualified Stock Option and SAR which shall not have been exercised in accordance with the provisions of this Program by the end of such 30-day period shall automatically lapse irrevocably and the holder shall have no further rights thereunder.

                                   Article XIX

         Grants. Each grant of an Incentive Stock Option, a Nonqualified Stock Option, an SAR, or a Stock Bonus under this Program shall be evidenced by a document in such form as the Committee may from time to time approve. Such document shall contain such provisions as the Committee may in its discretion deem advisable, including without limitation additional restrictions or conditions relating to such Incentive Stock Option, Nonqualified Stock Option, SAR, and/or Stock Bonus. The Committee may require a recipient, as a condition to the grant or exercise of an Incentive Stock Option, a Nonqualified Stock Option, or a Tandem SAR, or the grant of a Naked Right or a Stock Bonus, to make such representations and warranties and to execute and deliver such notices and other documents as the Committee may deem consistent with the terms of this Program, or with the terms and conditions set forth in the document of grant.

                                   Article XX

         Method of Exercise. Any recipient may exercise his Incentive Stock Option, his Nonqualified Stock Option, and his Tandem SAR from time to time to the extent permitted under this Program and the Incentive Plan, the Nonqualified Plan and the Stock Plan, by giving written notice thereof to PediaNet at its principal office together with, in the case of any such Option, payment in full for the shares of Common Stock to be purchased. The date of such exercise shall be the date on which PediaNet receives such notice and, in the case of any such Option, payment. Such notice shall state the number of shares or Tandem SARs to be exercised and the desired closing date, which date shall be at least five business days after the giving of such notice, unless an earlier date shall have been mutually agreed upon by such recipient and PediaNet. At the closing, PediaNet shall deliver to the holder of any such Option at the principal office of PediaNet, or such other place as shall be mutually acceptable to such recipient and PediaNet, a certificate or certificates for such shares against payment in full of the option price for the number of shares to be delivered in accordance with the terms of such Option and, in the case of such Tandem SAR, PediaNet shall make the payment required under the SAR Plan. If the recipient shall fail to accept delivery of and pay for all or any part of the shares specified in his notice when PediaNet tenders such shares to him, his right to exercise such Option with respect to such unpurchased shares may be terminated by the Committee in its sole discretion.

                                   Article XXI

         Ten-Year Limitation. Notwithstanding any other provision of this Program to the contrary, (1) each Incentive Stock Option, Nonqualified Stock Option, SAR, and Stock Bonus must be granted within 10 years from the date this Program is adopted by the Board of Directors, or the date this Program is approved by the shareholders of PediaNet, whichever is earlier, and (2) any such Option and any Tandem SAR granted under this Program shall, by its terms, not be exercisable after the expiration of 10 years from the date any such Option or Tandem SAR is granted.

                                  Article XXII

         Financial Assistance. PediaNet is vested with authority under this Program to assist anyone to whom an Incentive Stock Option or a Nonqualified Stock Option is granted in the payment of the option price payable on exercise of such Option, by lending the amount of such option price to the holder thereof on such terms and at such rates of interest and upon such security as shall have been authorized by or under authority of the Board of Directors.

                                  Article XXIII

         Amendments to this Program, Options, and Stock Bonus Grants.

         (1) The Board of Directors may at any time, and from time to time, amend this Program. However, no amendment shall be effective unless approved by the stockholders of PediaNet to the extent that stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any Nasdaq or securities exchange listing requirements.

         (2) The Board of Directors may, in its sole discretion, submit any other amendment to this Program for stockholder approval, including, but not limited to, amendments to this Program intended to satisfy the requirements of
Section 162(m) of the Code and the Treasury Department Regulations thereunder.

         (3) It is expressly contemplated that the Board of Directors may amend this Program in any respect that the Board of Directors deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the Treasury Department Regulations promulgated thereunder relating to incentive stock options and/or to bring this Program and/or Incentive Stock Options granted under this Program into compliance therewith.

         (4) Rights under any Incentive Stock Option, Nonqualified Stock Option, SAR, or Stock Bonus granted prior to any amendment of this Program shall not be impaired by any such amendment, unless PediaNet requests the consent of any effected participant and the participant consents in writing.

         (5) The Board of Directors may at any time, and from time to time, amend the terms of any one or more Incentive Stock Options, Nonqualified Stock Options, SARs and/or Stock Bonuses granted under this Program; provided, however, that the rights under any such grant shall not be impaired by any such amendment, unless PediaNet requests the consent of the effected participant and the participant consents in writing.

                                     PLAN I

                               PEDIANET.COM, INC.
                           INCENTIVE STOCK OPTION PLAN

         Section 1. General. This PediaNet.com, Inc. Incentive Stock Option Plan (this "Incentive Plan") is Part I of the Corporation's 2001 Stock Compensation Program (the "Program"). The Corporation intends that each option granted pursuant to the provisions of this Incentive Plan will qualify, and will be identified, as an incentive stock option (as the term "incentive stock option" is defined in Section 422(b) of Code. Unless any provision herein is to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program (the "General Provisions"). Capitalized terms not defined herein shall have the meanings ascribed to them in the General Provisions.

         Section 2. Terms and Conditions. The Committee may grant options under this Incentive Plan to any individual eligible under Article IV of the General Provisions, but only if such individual is an employee of the Corporation. The terms and conditions of options granted under this Incentive Plan may differ from one another to the extent that the Committee shall, in its sole discretion, determine; provided, however, that all options granted under this Incentive Plan shall satisfy the requirements of this Incentive Plan, and the requirements of
Section 422 of the Code.

         Section 3. Duration of Options. Unless a shorter period is specified by the Committee at the time of grant, no option granted pursuant to this Incentive Plan shall be exercisable after the expiration of 10 years from the date such option is granted; provided, however, that no option granted under this Incentive Plan to any person who at the time the option is granted owns more than 10% of the combined voting power of all classes of stock of the Corporation (a "More-Than-Ten-Percent Holder") shall be exercisable after the expiration of five years from the date such option is granted. In addition, each option granted pursuant to this Incentive Plan shall be subject to the rules relating to termination set forth in Articles XIII, XIV, XV, and XVIII of the General Provisions.

         Section 4. Option Price. The option price with respect to any option granted pursuant to this Incentive Plan shall not be less than the fair market value of a share of Common Stock at the time such option is granted; provided, however, that at the time such option is granted to any More-Than-Ten-Percent Holder the option price shall be at least 110% of the fair market value of a share of Common Stock subject to the option. The fair market value of such a share shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee deems relevant.

         Section 5. Maximum Value of Options in any Calendar Year. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under the terms of this Plan and all plans of the Corporation) shall not exceed $100,000.

         Section 6. Exercise of Options. Unless otherwise provided by the Committee at the time of grant, or subsequent to the time of grant in the case of previously granted options, or unless the Mandatory Exercise set forth in
Article XVIII of the General Provisions applies, options may be exercised only to the following extent during the following periods:

                                                   Cumulative Percentage
On or After the Anniversary                        of Shares Covered by
Following the Date of Grant                        Option Which May be Exercised
---------------------------                        -----------------------------

      First                                                 20%
      Second                                                40%
      Third                                                 60%
      Fourth                                                80%
      Fifth                                                100%


No option may be exercised for a fraction of a share of Common Stock. The option price of any shares purchased shall be paid in full at the time of exercise of the option by certified or bank cashier's check payable to the order of the Corporation or, if permitted by the Committee, by shares of Common Stock, by a combination of such checks and shares of Common Stock, or from the proceeds of the concurrent sale of shares of Common Stock. If any portion of the option price is paid in shares of Common Stock, those shares shall be valued at their then fair market value as determined by the Committee in accordance with Section 4 of this Incentive Plan. If and while payment with Common Stock is permitted for the exercise of an option granted under this Incentive Plan, the person entitled to exercise that option may use, in lieu of using previously outstanding shares of Common Stock therefor, some of the shares as to which the option is then being exercised.

                                     PLAN II

                               PEDIANET.COM, INC.
                         NONQUALIFIED STOCK OPTION PLAN

                  Section 1. General. This PediaNet.com, Inc. Nonqualified Stock Option Plan (this "Nonqualified Plan") is Part II of the Corporation's 2001 Stock Compensation Program (the "Program"). No option granted pursuant to this Nonqualified Plan shall be an incentive stock option (as the term "incentive stock option" is defined in Section 422(b) of the Code). Unless any provision herein is to the contrary, this Nonqualified Plan shall be subject to the General Provisions of the Program (the "General Provisions"). Capitalized terms not defined herein shall have the meanings ascribed to them in the General Provisions.

         Section 2. Terms and Conditions. The Committee may grant options under this Nonqualified Plan to any person eligible under Article IV of the General Provisions. The terms and conditions of options granted under this Nonqualified Plan may differ from one another to the extent that the Committee shall, in its sole discretion, determine; provided, however, that all options granted under this Nonqualified Plan shall satisfy the requirements of this Nonqualified Plan.

         Section 3. Duration of Options. Each option granted pursuant to this Nonqualified Plan shall expire on the date determined by the Committee; provided, however, that no option granted under this Nonqualified Plan shall be exercisable after the expiration of 10 years from the date such option is granted. In addition, each option shall be subject to the rules relating to termination as provided in Articles XIII, XIV, XV, and XVIII of the General Provisions.

         Section 4. Option Price. The option price with respect to any option granted pursuant to this Nonqualified Plan shall be determined by the Committee at the time such option is granted.

         Section 5. Exercise of Options. Unless otherwise provided by the Committee at the time of grant, or subsequent to the time of grant in the case of previously granted options, or unless Article XVIII of the General Provisions applies, options may be exercised only to the following extent during the following periods:


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                                               Cumulative Percentage
On or After the Anniversary                    of Shares Covered by
Following the Date of Grant                    Option Which May be Exercised
---------------------------                    -----------------------------

        First                                              20%
        Second                                             40%
        Third                                              60%
        Fourth                                             80%
        Fifth                                             100%


No option may be exercised for a fraction of a share of Common Stock. The option price of any shares purchased shall be paid in full at the time of exercise of the option by certified or bank cashier's check payable to the order of the Corporation or, if permitted by the Committee, by shares of Common Stock, by a combination of such checks and shares of Common Stock, or from the proceeds of the concurrent sale of shares of Common Stock. If any portion of the option price is paid in shares of Common Stock, those shares shall be valued at their then fair market value as determined by the Committee in accordance with Section 4 of the Incentive Plan. If and while payment with Common Stock is permitted for the exercise of an option granted under this Nonqualified Plan, the person entitled to exercise that option may use, in lieu of using previously outstanding shares of Common Stock therefor, some of the shares as to which the option is then being exercised.


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                                    PLAN III

                               PEDIANET.COM, INC.
                         STOCK APPRECIATION RIGHTS PLAN

         Section 1. General. This PediaNet.com, Inc. Stock Appreciation Rights Plan (this "SAR Plan") is Part III of the Corporation's 2001 Stock Compensation Program (the "Program"). Unless any provision herein is to the contrary, this SAR Plan shall be subject to the General Provisions of the Program (the "General Provisions"). Capitalized terms not defined herein shall have the meanings ascribed to them in the General Provisions.

         Section 2. Terms and Conditions. The Committee may grant stock appreciation rights ("SARs") to any person eligible under Article IV of the General Provisions. SARs may be granted either in tandem with Nonqualified Stock Options as described in Section 4 of this SAR Plan, or as naked stock appreciation rights as described in Section 5 of this SAR Plan.

         Section 3. Method of Payment. At the discretion of the Committee, payments to recipients pursuant to this SAR Plan may be made by certified or bank cashier's check, by shares of Common Stock having a fair market value (determined by the Committee in accordance with Section 4 of the Incentive Plan) equal to the amount of the payment, or by a combination of such checks and shares of Common Stock in an aggregate amount equal to the amount of the payment.

         Section 4. Stock Appreciation Rights in Tandem with Nonqualified Stock Option. An SAR granted in tandem with a Nonqualified Stock Option (referred to herein as a "Tandem SAR") shall be granted on the following terms and conditions:

         (1) Each Tandem SAR granted to a recipient shall relate to a specific Nonqualified Stock Option, or a portion of a specific Nonqualified Stock Option, and such Tandem SAR may be granted at the same time that the specific Nonqualified Stock Option is granted, or at any time after a specific Nonqualified Stock Option has been previously granted, but in no event later than the day immediately preceding the last day on which such previously granted Nonqualified Stock Option may be exercised (in either case, the "Related Nonqualified Stock Option").

         (2) A Tandem SAR shall entitle the recipient to exercise all or part of such SAR and, in the case of such exercise, he shall be required to simultaneously surrender the unexpired Related Nonqualified Stock Option, or the portion thereof equal to the amount of such exercise. Such exercise shall entitle the recipient to receive from the Corporation an amount equal to the excess of (a) the fair market value (determined in accordance with Section 4 of the Incentive Plan) of the shares of Common Stock on the date of exercise of the Tandem SAR which the recipient would have been entitled to receive if he had exercised the Related Nonqualified Stock Option, or portion thereof, over (b) the option price which the recipient would have been required to pay upon exercise of the Related Nonqualified Stock Option, or portion thereof.

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         (3) A Tandem SAR shall be exercisable only for the same number of shares of Common Stock, and only at the same times, as provided in the Related Nonqualified Stock Option. Tandem SARs shall be subject to such other terms and conditions as the Committee may specify.

         (4) A Tandem SAR shall lapse to the extent that the Related Nonqualified Stock Option is exercised or lapses pursuant to the terms of the Program. On exercise of the Tandem SAR, the Related Nonqualified Stock Option, or portion thereof, shall lapse.

         Section 5. Naked Stock Appreciation Right. SARs granted by the Committee as naked SARs ("Naked Rights") shall be granted on the following terms and conditions:

         (1) Subject to the vesting schedule set forth in this paragraph (1), each Naked Right shall represent the right to receive the excess of (a) the fair market value of one share of Common Stock (determined in accordance with Section 4 of the Incentive Plan) as of the anniversary date set forth in this paragraph
(1), over (b) the fair market value of one share of Common Stock (determined in accordance with Section 4 of the Incentive Plan) on the date the Naked Right was granted to the recipient. Naked Rights shall vest, and entitle the recipient to payment, as follows:

On the Anniversary                                       Percent of Rights
Following the Date of Grant                              in Grant Which Vest
---------------------------                              -------------------

         First                                                   20%
         Second                                                  20%
         Third                                                   20%
         Fourth                                                  20%
         Fifth                                                   20%

         (2) Naked Rights serve only to measure and determine the amounts to be paid to recipients with respect to the Vesting Dates set forth in paragraph (1) of this Section 5. Upon payment with respect to vested Naked Rights, such vested Rights shall lapse. Naked Rights do not represent shares of Common Stock, nor do Naked Rights convey any right to the holder to receive shares of Common Stock. The Corporation shall not hold in trust or otherwise segregate amounts which may become payable to holders of Naked Rights, and any such amounts shall be part of the general funds of the Corporation. Naked Rights shall constitute an unfunded contingent promise by the Corporation to make future payments to holders thereof.


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                                     PLAN IV

                               PEDIANET.COM, INC.
                                STOCK BONUS PLAN

         Section 1. General. This PediaNet.com, Inc. Stock Bonus Plan (this "Stock Plan") is Part IV of the Corporation's 2001 Stock Compensation Program (the "Program"). Unless any provision herein is to the contrary, this Stock Plan shall be subject to the General Provisions of the Program (the "General Provisions"). Capitalized terms not defined herein shall have the meanings ascribed to them in the General Provisions.

         Section 2. Terms and Conditions. The Committee may grant Stock Bonuses in the form of shares of Common Stock to any person eligible under Article IV of the General Provisions. The recipient of the Common Stock subject to each such Stock Bonus shall be prohibited from selling, assigning, or pledging (as collateral for a loan, or as security for the performance of an obligation, or for any other purpose) his interest in such Common Stock to any person other than the Corporation (although the recipient may designate a beneficiary to receive such Common Stock in the event of his death) for the periods of forfeitability set forth in Section 3 hereof. In addition, the shares of Common Stock subject to each such Stock Bonus shall be forfeited by the recipient if the recipient's employment by, affiliation with, or service with, the Corporation terminates within the time periods specified in Section 3 hereof, or within such other time period as the Committee may provide at the time of grant. The Committee may provide at the time of grant that the Common Stock subject to the Stock Bonus shall be forfeited by the recipient upon the occurrence of other events to the extent specified by the Committee.

         Section 3. Forfeiture of Bonus Shares. Unless otherwise provided by the Committee at the time of grant, or unless the periods set forth in this Section 3 are subsequently accelerated by the Committee with respect to any one or more previously Stock Bonus grants, the percentage of the shares of Common Stock granted as a Stock Bonus set forth in the right-hand column of this Section 3 shall be forfeited and returned to the Corporation by the recipient, without the payment of any consideration by the Corporation to the recipient, if the recipient's employment by, affiliation with, or service with the Corporation is terminated for any reason during the time periods set forth in the left-hand column of this Section 3:


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Employment, Affiliation, or                           Percentage of Bonus
Service Terminates During                             Shares Which are Forfeited
-------------------------                             --------------------------

First 12 months after the
date of grant                                                  100%

First 24 months after the date
of grant (but after the first
12 months after the date of grant)                             80%

First 36 months after the date
of grant (but after the first
24 months after the date of grant)                             60%

First 48 months after the date
of grant (but after the first
36 months after the date of grant)                             40%

First 60 months after the date
of grant (but after the first
48 months after the date of grant)                             20%

Beyond 60 months after the date
of grant                                                       0%

         Section 4. Rights as a Stockholder; Stock Certificates. A recipient of Stock Bonus shares pursuant to this Stock Plan shall have all the rights of a stockholder with respect to the shares of Common Stock received as a Stock Bonus, and such shares shall be represented by a stock certificate issued in his name, notwithstanding that all or a portion of such shares shall be nontransferable and subject to a risk of forfeiture under this Stock Plan. Stock certificates representing such shares which remain nontransferable and subject to a risk forfeiture, together with a related stock power, shall be held by the Corporation, and shall be canceled and retained by the Corporation if forfeited pursuant to Section 3 hereof. Stock certificates representing such shares which are vested, transferable, and no longer subject to any risk of forfeiture as set forth in Section 3 hereof shall be delivered by the Corporation to the recipient.